                                                                     Exhibit 5.1





                [Patterson, Belknap, Webb & Tyler LLP Letterhead]




                                 March 14, 2001


The Princeton Review, Inc.
2315 Broadway
New York, New York  10024

Dear Sirs:

            We refer to the Registration Statement on Form S-1, File No. 333-43874, as amended (the "Registration Statement"), filed by The Princeton Review, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company. We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

            In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have considered necessary or advisable for the purpose of this opinion. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and upon such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

The Princeton Review, Inc.
March 14, 2001
Page 2




            Subject to the foregoing, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,

                                    PATTERSON, BELKNAP, WEBB & TYLER LLP



                                    By: /s/ Peter J. Schaeffer
                                        ----------------------